UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2005

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 16, 2005, Ashworth, Inc. announced the appointment of Mr. Peter S. Case to the position of Executive Vice President, Chief Financial Officer and Treasurer. The Company also announced the promotion of Mr. Peter E. Holmberg to Executive Vice President of Merchandising and Design. The Company plans to enter into an employment agreement (the "Employment Agreement") and a change in control agreement (the "Change in Control Agreement") with each of these two executives.

The Employment Agreement will set forth the terms of the executive's employment with the Company and will provide for, among other matters: (i) a minimum base salary of $225,000 per annum, subject to adjustment upward by the Board of Directors; (ii) an annual bonus to be determined by the Board of Directors based upon attainment of goals set by the Board, up to a maximum of 50% of the executives' base salary; (iii) stock options to purchase a minimum of 20,000 shares for fiscal year 2005 to be granted on the effective date of the agreement and vesting on the first anniversary of the date of grant, and (iv)other perquisites afforded to executives of the Company.

Under the Employment Agreement, the executive will be an "at-will" employee, which means that either the executive or the Company may terminate his employment at any time. However, and except in the context of a change in control, if the executive's employment with the Company is terminated within two years of the effective date of the Employment Agreement without cause or he terminates his employment for good reason (as such terms are defined in the Employment Agreement), he is entitled to a severance payment equal to twelve (12) months of his then current base salary and payment of insurance premiums for a period of twelve (12) months following termination. In addition, the unvested options granted under the Employment Agreement will vest immediately. Amounts payable to the executive upon a change in control of the Company will be generally governed by his Change in Control Agreement described below.

The Change in Control Agreement provides for the payment of severance benefits in the event of termination of the executive's employment in connection with a change in control of the Company. The severance benefits are payable to the executive if his employment with the Company is terminated within 90 days prior to or within one year following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or his death or disability. The severance benefits under the Change in Control Agreement generally consist of a lump sum cash payment equal to one (1) times the executive's highest annual salary rate within the three (3) year period ending on the date of termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

September 22, 2005	By:	Randall L. Herrel, Sr.

Name: Randall L. Herrel, Sr.
Title: Chairman, President and CEO